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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                            ------------------------

                            Under Section 805 of the
                            Business Corporation Law

                            ------------------------


         We, the undersigned, Darby Simpson Macfarlane, Chief Executive Officer, and Leslie Foglesong, Secretary, of Chromatics Color Sciences International, Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York, do hereby certify as follows:

         1. The name of the Corporation is CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on March 30, 1984. The Corporation was formed under the name Chromatics International, Inc.

         3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to: (i) increase the number of authorized shares of Common Stock of the Company from 25,000,000 shares, par value $.001, to 50,000,000 shares, par value $.001, and (ii) increase the number of authorized shares of preferred stock from 1,400,000 shares of Class A Preferred Stock,


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par value $.01 per share, to a total of 11,400,000 shares of preferred stock,
1,400,000 of which shall continue to be the existing Class A Preferred Stock, par value $.01 per share, and the balance of which shall be designated 10,000,000 shares of Class B Preferred Stock, no par value.

         4.       To accomplish the foregoing,

                  (i) Article FOURTH paragraph A of the Certificate of Incorporation of the Corporation, relating to the authorized shares of the

Corporation, is hereby amended to read in its entirety as follows:

                           "FOURTH:  A.      Authorization.  The
                  Corporation shall have the authority to issue 50,000,000 shares of common stock (the "Common Stock"), par value $0.001 per share, and 11,400,000 shares of preferred stock (the "Preferred Stock"), 1,400,000 shares shall be designated as Class A Preferred Stock, having a par value of $0.01 per share and 10,000,000 shares of preferred stock shall be designated as Class B Preferred Stock, having no par value.

                           The relative rights, preferences and
                  limitations of the shares of Common Stock, Class
                  A Preferred Stock and Class B Preferred Stock, shall be as hereinafter provided in Article FOURTH."



and (ii) that Article FOURTH paragraph D is now designated Article FOURTH paragraph E, and that a new Article FOURTH paragraph D be added to the Certificate of Incorporation to read in its entirety as follows:

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                  "D.  Class B Preferred Stock.

                           The Board of Directors of the Corporation is
                  authorized, subject to the limitations prescribed by law, to provide for the issuance of the Class B Preferred Stock in series, to establish the number of shares to be included in each series and to fix the designation and the relative rights, preferences and limitations of the Class B Preferred Stock of each series. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

                       (i) The number of shares of Class B
                       Preferred Stock constituting that
                       series and the distinctive desig-
                       nation of that series.

                       (ii) The dividend rate on the Class
                        B Preferred Stock of that series and
                        whether dividends shall be cumulative
                        and, if so, from which date or dates.


                       (iii) Whether the Class B Preferred
                       Stock of that series shall have
                       voting rights, in addition to the
                       voting rights provided by law, and,
                       if so, the terms of such voting
                       rights.

                       (iv) Whether the Class B Preferred
                       Stock of that series shall have
                       conversion privileges and, if so,
                       the terms and conditions of such
                       conversion, including, without
                       limiting the generality thereof,
                       provisions for adjustment of the
                       conversion rate in such events as
                       the Board of Directors shall
                       determine.

                       (v) Whether the Class B Preferred
                       Stock of that series shall be
                       redeemable and, if so, the terms and
                       conditions of such redemption, in-
                       cluding, without limiting the
                       generality thereof, the date or
                       dates upon or after which such Class
                       B Preferred Stock shall be

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                       redeemable and the amount per share
                       payable in the event of redemption,
                       which amount may vary under different
                       conditions and at different redemption
                       dates.


                       (vi) The rights of the Class B
                       Preferred Stock of that series in
                       the event of the voluntary or
                       involuntary liquidation, dissolution
                       or winding up of the Corporation.

         5. The foregoing amendments to the Certificate of Incorporation of the Corporation have been duly authorized by unanimous consent of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on said amendments to the Certificate of Incorporation.

         IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm under the penalties of perjury that the statements made herein are true this 3rd day of June, 1996.

                                            /s/ Darby S. Macfarlane
                                            -----------------------
                                                Darby Simpson Macfarlane,
                                                Chief Executive Officer

                                            /s/ Leslie Foglesong
                                            --------------------
                                                Leslie Foglesong,
                                                Secretary



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